EXHIBIT 10.63

Notice of Grant of Stock Option	MANUGISTICS GROUP, INC.
and Option Agreement	ID: 52-1469385
(the “Option Agreement”)	9715 KEY WEST AVENUE
ROCKVILLE MD 20850

Kevin C. Melia	Grant Number:	00012043
24 Grasshopper Lane	Plan:	1998
Acton, MA 01720	ID:	MELI
United States

Dear Kevin:

Effective April 7, 2005 you have been granted a Non-Qualified Stock Option (the “Stock Option”) under the Company’s Amended and Restated 1998 Stock Option Plan (“Plan”) to buy 100,000 shares of Manugistics Group, Inc. (the “Company”) common stock at an exercise price of  $1.8000 per share, with an expiration date of April 7, 2015.    The total exercise price to acquire all of the shares granted is $180,000.

The shares will vest: Quarterly over five years on the 7th day of July, October, January and April, commencing July 7, 2005.

To the extent shares are vested, you may exercise the Stock Option in minimum increments of 50 shares or, if fewer, the total number of shares then exercisable.  At the time of exercise, you are required to pay the exercise price and the applicable taxes by cash or check in U.S. dollars.

Upon a “Change in Control” of the Company any unvested portions of the stock option award shall immediately vest.

A Change in Control for this purpose means the occurrence of any one or more of the following events:

(i) sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups acting together;

 (ii) a person, entity, or group acquires or attains ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (“Company Voting Securities”);

(iii) completion of a merger, consolidation, or reorganization of the Company with or into any other entity unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent;

The Board or the Compensation Committee will have the same authority to determine the existence of a Change in Control under this definition as it has under the Plan.

If you leave the Board of Directors you shall forfeit the portion of the Stock Option that has not vested on the last day of your Board service; provided that if you are asked to resign from the Board, other than for Cause, or you are not nominated for election to an additional term on the Board, other than for Cause, no portion of the Stock Option shall be forfeited upon termination of your Board service; and provided further that if your Board service is terminated by your death, the executor or administrator of your estate shall have the right to exercise within one year of your date of death all or any part of the portion of the Stock Option that were vested on the date of your death.  “Cause” shall be defined as a good faith determination by the Board that you, in or related to the performance of your duties, have not acted in good faith and in a manner to be in or not opposed to the best interests of the Company

By your acceptance, you agree that this Stock Option is granted under the Plan and is governed by this Option Agreement and the terms and conditions of the Plan.  A copy of the Plan is incorporated by this reference and can be found in your Grant Package. As stated in Section 5(c) of the Plan, any interpretations, decisions, or actions made by the Committee administering the Plan will be final, conclusive and binding.  The grant of this Stock Option shall not prevent the Company from terminating or modifying the conditions of your position at any time.

Please sign one copy of this Option Agreement and return to Manugistics, Inc, Stock Plan Administration, 9715 Key West Avenue, Rockville, MD 20850.  The other copy is for your records

Name:	Date:
Kevin Melia